UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2007

XELR8 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)           Effective August 17, 2007, the Board of Directors appointed Mr. Anthony B. Petrelli and Daniel W. Rumsey as additional independent members to our Board of Directors.  In addition to serving on the Board, Mr. Rumsey will serve on both the Audit Committee and Compensation Committee, while Mr. Petrelli will serve on the Compensation Committee. Mr. Petrelli is the Senior Vice President and a member of the Board of Directors at Neidiger, Tucker, Bruner, Inc., who the Company engaged as a selling agent in the March 2007 private placement transaction and as underwriters of the April 2005 public offering.

Item 8.01       Other Events

On August 22, 2007 the Registrant issued a press release in connection with the appointment of Mr. Anthony B. Petrelli and Daniel W. Rumsey to the Board of Directors, and the election of Mr. John B. McCandless as the Chairman of the Board of Directors, a copy of which has been filed herewith.

Item 9.01       Financial Statements and Exhibits

(d)   Exhibits

        99.1         Press Release — Director Appointment and Chairman Resignation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: August 22, 2007	XELR8 HOLDINGS, INC.

	By:	/s/ John D. Pougnet
John D. Pougnet Chief Executive Officer Chief Financial Officer